                                                                    EXHIBIT 99.1

                             [Front of Proxy Card]

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                           BURLINGTON RESOURCES INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                        , 1997

       The undersigned hereby appoints Bobby S. Shackouls and Gerald J. Schissler, and each or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock, par value $.01 per share ("Common Stock"), of
Burlington Resources Inc. ("BR") held of record by the undersigned on       ,
1997, at the Special Meeting of Stockholders (the "Special Meeting") to be held
at               on          , 1997 in connection with the approval of the
issuance of shares of BR Common Stock contemplated by the Agreement and Plan of Merger, dated as of July 16, 1997 (the "Merger Agreement"), among BR, BR Acquisition Corporation, a wholly owned subsidiary of BR, and The Louisiana Land & Exploration Company, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1.

                                                                          SEE
             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)      REVERSE
                                                                          SIDE

                            [Reverse of Proxy Card]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK CONTEMPLATED BY THE
    MERGER AGREEMENT.     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.



                                   [ ] Mark here for comments

                                   [ ] Mark here for address change
                                       and note at left

                                   Please mark, sign, date and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

                                   Signature                        Date
                                             ----------------------      ------

                                   Signature                        Date
                                             ----------------------      ------